UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2007

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Departure of Daniel K. Atler as Interim President and Chief Executive Officer

On May 8, 2007, Ikanos Communications, Inc. (the “Company”) issued a press release announcing that the Company has appointed a permanent President and Chief Executive Officer effective as of June 4, 2007 and that Daniel K. Atler will step down as its interim President and Chief Executive Officer effective as of that date. Mr. Atler will remain as an officer of the Company and will be responsible for driving corporate development strategy. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(c)

Appointment of Michael A. Ricci as President and Chief Executive Officer

On May 8, 2007, the Company issued a press release announcing the appointment of Michael A. Ricci, age 52, as the Company’s new President and Chief Executive Officer. The Company extended an offer to Michael A. Ricci on May 1, 2007 to join the Company as its new President and Chief Executive Officer starting on June 4, 2007 (the “Start Date”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining the Company, Mr. Ricci served as the Senior Vice President, Optical Communications Products Group at JDS Uniphase Corporation (“JDS”) from June 2006 through May 2007. Prior to June 2006, Mr. Ricci led the Components and Modules Group at JDS. Prior to November 2004, Mr. Ricci served for five years as Vice President and General Manager at Intel Corporation’s Telecom Products Division, the Optical Products Group and Intel’s Business Development Group. Prior to joining Intel, Mr. Ricci served for two years as Vice President of Level One Communications, Inc., leading Level One’s Telecom Business Unit. From 1981 to 1997, Mr. Ricci was employed at Advanced Micro Devices in a series of increasingly senior roles, including engineering and product development. Mr. Ricci began his career at Siliconnix, Inc. Mr. Ricci holds a bachelor’s degree in Electrical Engineering from Stanford University.

In connection with this appointment, the Company entered into a letter agreement (the “Agreement”) with Mr. Ricci on May 1, 2007, which sets forth terms and provisions governing Mr. Ricci’s employment as President and Chief Executive Officer of the Company. Pursuant to the Agreement, Mr. Ricci will also be appointed to serve as a member of the Company’s Board of Directors as of the Start Date.

Salary. The Agreement sets Mr. Ricci’s annual salary at $375,000, effective as of the Start Date. In addition, Mr. Ricci will receive a signing bonus of $50,000 within 30 days of the Start Date.

Annual Bonus. The Agreement provides that starting in fiscal year 2008, Mr. Ricci will be eligible to receive annual target bonuses based on both (i) the Company’s achievement of specific financial targets set by the compensation committee of the board of directors of the Company (the “Compensation Committee”) for the specific fiscal year in question and (ii) Mr. Ricci’s achievement of specific objectives and milestones for the specific fiscal year in question as mutually agreed upon and set by Mr. Ricci and the Company. Mr. Ricci’s annual target bonus amounts starting in fiscal year 2008 will be determined in accordance with the Company’s bonus plan for that specific fiscal year in question. For fiscal year 2007, assuming Mr. Ricci is employed at the Company through January 1, 2008; Mr. Ricci will be eligible for an annual bonus in the annualized amount of 86.7% of Mr. Ricci’s base salary. Since Mr. Ricci will not have been with the Company for all of fiscal year 2007, Mr. Ricci will be eligible to receive a pro-rated portion of the annualized amount based on the number of months Mr. Ricci is with the Company for fiscal year 2007.

Equity. After the Start Date and upon approval by the compensation committee, the Company will grant Mr. Ricci an option to purchase 300,000 shares of the Company’s common stock under one of the Company’s stock option plans, pursuant to a stand-alone stock option agreement, or pursuant to a combination of both, as determined by the Compensation Committee, with an exercise price determined by the closing market price of the Company’s common stock on the day the option is granted. The shares subject to such option will commence vesting on the Start Date and will vest over four (4) years with 25% of the shares subject to such option vesting one (1) year after the Start Date and 1/48th of the shares subject to the option vesting monthly thereafter, subject to Mr. Ricci’s continued employment with the Company through each such date.

After the Start Date and upon approval by the Compensation Committee, the Company will also grant Mr. Ricci an award of 75,000 Restricted Stock Units (“RSUs”) under one of the Company’s stock option plans, pursuant to a stand-alone RSU agreement, or pursuant to a combination of both. The shares subject to the RSUs will commence vesting on the Start Date and will vest over two (2) years with 50% of the RSUs vesting one (1) year after the Start Date and 1/8th of the RSUs vesting quarterly thereafter, subject to Mr. Ricci’s continued employment with the Company through each such date.

Starting in fiscal year 2008, Mr. Ricci will also be eligible to participate in the Company’s employee equity program whereby employees are eligible for additional Company equity, as determined by the compensation committee.

Employee Benefits. Mr. Ricci is eligible to participate in employee benefit programs generally offered to employees and executives of the Company, including health benefits.

Severance. In the event that the Company terminates Mr. Riccis’ employment without Cause (as defined in the Agreement), Mr. Ricci will receive the following severance package:

•	continuing payments of severance pay equal to twelve (12) months of Mr. Ricci’s then current base salary on the date of termination;

•

accelerated vesting of all outstanding and unvested equity awards (including, without limitation, options and RSUs) with respect to that portion of the award that would have vested during the one (1)-year period following Mr. Ricci’s date of termination if Mr. Ricci had remained employed with the Company through such period; and

•

reimbursement by the Company for payments made by Mr. Ricci for COBRA coverage for 12 months starting from the termination date or until Mr. Ricci obtains substantially similar coverage under another employer’s group insurance plan, whichever date occurs first.

If within twelve (12) months following a Change of Control (as defined in the Agreement), Mr. Ricci resigns from his employment with the Company for Good Reason (as defined in the Agreement) or the Company terminates Mr. Ricci’s employment without Cause (as defined in the Agreement), Mr. Ricci will receive the following severance package:

•	continuing payments of severance pay equal to twelve (12) months of Mr. Ricci’s then current base salary on the date of termination;

•	accelerated vesting of all outstanding and unvested equity awards (including, without limitation, options and RSUs) as to 50% of the then unvested portion of any such award; and

•

reimbursement by the Company for payments made by Mr. Ricci for COBRA coverage for 12 months starting from the termination date or until Mr. Ricci obtains substantially similar coverage under another employer’s group insurance plan, whichever date occurs first

The severance payments, continued benefits and accelerated vesting will be subject to Mr. Ricci entering into (and not subsequently revoking) a release of any and all claims against the Company, in a form reasonably acceptable to the Company.

The Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference and the descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of such agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement with Michael A. Ricci dated as of May 1, 2007.
99.1	Press Release issued on May 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: May 8, 2007	By:	/s/ Cory Sindelar
Cory J. Sindelar
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement with Michael A. Ricci dated as of May 1, 2007.
99.1	Press Release issued on May 8, 2007.